EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                            PRESS RELEASE



                                  CONTACT:     Dollar General Corporation
                                               100 Mission Ridge
                                               Goodlettsville, Tennessee  37072
                                               Investor Contact: Kiley Fleming
                                               (615) 855-4000


                       Dollar General Corporation to Raise
                          $200 Million in Debt Offering

GOODLETTSVILLE, TENNESSEE - June 7, 2000 - Dollar General Corporation (NYSE: DG) announced today that it plans to raise approximately $200 million through a Rule 144A debt transaction with registration rights. The offering of senior unsecured notes is, among other things, subject to market conditions.

The debt securities have not been registered under the Securities Act of 1933, as amended, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Dollar General operates more than 4,510 neighborhood stores in 24 states with distribution centers in Georgia, Kentucky, Mississippi, Missouri, Oklahoma and Virginia.